UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


        Date of Report (Date of earliest event reported): JULY 22, 1998



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)





                     0-23374                             35-1907258
             (Commission File Number)      (IRS Employer Identification No.)


            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA                               46544

            (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued July 22, 1998 concerning the Third Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as
Exhibit 1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated July 22, 1998.




                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                  _______________________________________
                 Timothy C. Boenne, Vice President



Dated:  July 30, 1998
























       July 22, 1998                      Point of Contact: Charles J. Viater

                  MFB CORP. ANNOUNCES THIRD QUARTER EARNINGS
                           AND QUARTERLY DIVIDEND


                     Mishawaka,   Indiana   -   MFB   Corp.  (NASDAQ/MFBC),
(the"Corporation"),  parent  company  of      MFB  Financial  (the  "Bank"),
 today reported consolidated net income of $488,000 or $ .30 earnings per share for the three months ended June 30, 1998, compared to $508,000 or
 $ .30 earnings per share for the three  months  ended   June 30, 1997. Net
 income for the nine months ended June 30, 1998 was $1,656,000 or $1.02 earnings per share compared to $1,506,000 or $ .87 earnings per share for the nine months ended June 30,1997, an increase of 9.96%.

Net interest income after provision for loan losses for the most recent three and nine month periods totaled $2.2 million and $6.4 million compared to $1.9 million and $5.5 million for the same periods one year ago.
During the three months ended June 30, 1998 total interest income increased by $880,000 compared to the same period one year ago, primarily as a result of a $29.1 million increase in first mortgage loan receivables and a $23.0
million increase in commercial and consumer loan receivables.   Total
interest expense increased   $549,000  reflecting  the  growth  in savings
account deposits and borrowed funds. For the nine months ended June 30, 1998 total interest income increased $2.5 million while total interest expense increased $1.6 million.

Noninterest income increased from $108,000 and $306,000 for the three and nine months ended June 30, 1997 to $182,000 and $509,000 for the most recent three and nine month periods. These increases are primarily due to fees generated from the growing number of core deposit account relationships and  the additional services  offered  to  the  bank's  customers, along with
servicing  fees  retained  on  sold  loans.   Noninterest  expenses, primarily
compensation and building expenses, increased from $1.2 million during the three months ended June 30, 1997 to $1.4 million during the three months ended June 30, 1998, and from $3.3 million to $4.1 million for the comparable nine month periods. The additional compensation and building expenses are mainly attributable to staffing increases and renovated facilities to support lending operations.

The Corporation has increased total assets from $255.9 million as of September 30, 1997 to $290.9 million as of June 30, 1998, an increase of $35.0 million (or 13.7%). Total net loans have increased from $200.9 million at September 30, 1997 to $238.7 million at June 30, 1998, an increase of $37.8 million (or 18.8%). The loan growth has been funded primarily by the growth in total savings deposits, decreases in security investments and additional borrowings through Federal Home Loan Bank advances.

Total shareholders' equity decreased from $33.6 million as of September 30, 1997 to $33.1 million as of June 30, 1998. The decreases to equity resulted mainly from the repurchase of 119,200 shares of outstanding common stock during the period at a cost of $3.1 million, along with the payment of cash dividends of $409,000. These decreases were offset by $1.7 million in net income and $1.0 million generated from the exercise of stock options.

While achieving substantial growth,the Corporation continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of June 30, 1998 was
 .06% compared to .08% as of June 30, 1997.

In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .085 on each share of its Common Stock for the quarter ended June 30, 1998. The dividend is payable on August 18, 1998 to holders
of record on August 4, 1998.                                  .

The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the Michiana area through its main office in Mishawaka and four banking centers located in St. Joseph and Elkhart counties.

                             MFB CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
            THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 1998 AND 1997
                                 (in thousands)



                                     Three Months  Ended June 30,   Nine Month Ended June30,
                                          1998          1997           1998     1997
   Total interest income                 $5,391       $4,511         $15,364   $12,888

   Total interest expense                 3,161        2,612           8,937     7,378

   Net interest income                    2,230        1,899           6,427     5,510

   Provision for loan losses                 20            7              50        22

   Net interest income after provision
    for loan losses                       2,210        1,892           6,377     5,488

   Total non-interest income                182          108             509       306

   Total non-interest expense             1,396        1,156           4,136      3,295

   Income before income taxes               996          844           2,750     2,499

   Income tax expense                       508          336            1094       993

    NET INCOME                             $488         $508          $1,656    $1,506



   Basic Earnings per common share      $   .31      $   .32         $  1.06     $   .90

   Diluted Earnings per common share    $   .30      $   .30         $  1.02     $   .87

                              MFB CORP. AND SUBSIDIARY
                       CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        June 30, 1998 and September 30, 1997
                                      (in thousands)

                                                       June 30, September 30,
                                                       1998        1997
ASSETS
Cash and due from financial institutions         $    2,037  $    2,906
Interest-bearing deposits in other financial
  institutions                                        6,477       6,576
   Cash and cash equivalents                          8,514       9,482
Interest-bearing time deposits in other financial
 institutions                                           -          ---
Securities available-for-sale                        35,719      39,628
Federal Home Loan Bank (FHLB) stock, at cost          4,137       2,400
Loans held for sale, net of unrealized losses
 of $-0- in 1997                                       ---       12,671
Loans receivable, net of allowance for loan losses
  of $420,000 in 1998 and $370,000 in 1997          238,657     188,264
Accrued interest receivable                             898         719
Premises and equipment, net                           2,824       2,613
Other assets                                            187         144
    TOTAL ASSETS                                   $290,936    $255,921



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
         Noninterest-bearing demand deposits     $    4,437    $  2,047
         Savings, NOW and MMDA deposits              39,837      38,130
         Other time deposits                        131,320     131,710
                   Total deposits                   175,594     171,887
   Securities sold under agreements to repurchase     3,533         389
   Advances from borrowers for taxes and insurance    1,262       1,854
   FHLB advances                                     76,726      47,500
   Accrued expenses and other liabilities               721         741

       Total Liabilities                            257,836     222,371


Shareholders' Equity
   Common Stock, 5,000,000 shares authorized;
     shares issued: 1,689,417
     shares  outstanding:  1,590,217  - 1998,
                           1,650,567  - 1997         12,890      13,108
   Retained earnings - substantially restricted      23,284      22,038
   Unearned Employee Stock Ownership Plan (ESOP)
    shares                                             (500)       (665)
   Unearned Recognition and Retention Plan (RRP) shares (58)       (115)
   Net unrealized appreciation (depreciation) on
    securities available-for-sale, net of tax            17          73


   Treasury Stock, 90,050 common shares, at cost     (2,533)       (889)
     Total shareholders' equity                      33,100      33,550

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES  $290,936    $255,921





